EXHIBIT A

THIS SECURED CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

No. 0409-1

$718,500.00

LENCO MOBILE, INC.

SECURED CONVERTIBLE PROMISSORY NOTE
DATED: July 31, 2009
DUE: January 16, 2010

FOR VALUE RECEIVED, Lenco Mobile, Inc., a Delaware corporation (the "Company") with an address at 30 S. La Patera Lane, Goleta, CA 93117, hereby promises to pay to the order of Agile Opportunity Fund, LLC (the "Payee") or its registered assigns (together with the Payee, the "Holder"), at the address set forth under their signature below, the sum of Seven Hundred Eighteen Thousand Five-Hundred Dollars ($718,500.00).

This Note is being issued in connection with that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of February 28, 2009 by and among the Company, Lenco USA, Inc., a Nevada corporation (the "Purchaser"), Superfly Advertising, Inc., a Delaware corporation ("Superfly"), and Superfly Advertising, Inc., an Indiana corporation ("Seller"), pursuant to which Purchaser is acquiring from Seller certain assets, and is assuming certain liabilities, related to the business the Seller acquired from Legacy Media LLC and Consumer Loyalty Group LLC under an Amended and Restated Asset Purchase Agreement dated as of December 16, 2008.  This Note is being issued to the Payee in substitution of the obligation of Superfly to Payee under a Secured Convertible Promissory Note dated January 16, 2009 between Superfly and Payee (the "Superfly Note").  By accepting this Note and signing below, Payee (i) consents to the transfer of assets to Purchaser pursuant to the Purchase Agreement, (ii) accepts this Note as payment in full, and in complete satisfaction of all of Superfly's obligations to Payee under the Superfly Note, and (iii) releases any claim, lien or security interest in any of the assets transferred by Superfly or Seller to Purchaser under the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

Section 1.  Interest.  This Note shall bear interest at the annual rate of eighteen percent (18%) per annum calculated on the basis of a 360 day year.  Notwithstanding the foregoing, any payment which is not made when due shall bear interest at the rate of twenty three percent (23%) per annum, until repaid (all such accrued interest collectively, the "Penalty Interest") which shall be due and payable as and when accrued.

Section 2.  Payment.  Principal in the amount of $93,750, together with all accrued and unpaid interest shall be payable within 30 days following the date of this Note.  Thereafter, accrued and unpaid interest shall be due and payable on the last day of each month following the date hereof.  Any remaining principal and interest shall be due and payable on January 16, 2010 (the "Maturity Date").  The Company shall have the right, upon 10 days prior written notice to the Holder, to prepay all or any portion of this Note at any time or from time to time prior to the Maturity Date.

Section 3.  Security.  The Company's repayment obligations under this Note are secured bythat certain Security Agreement of even date herewith between the Company, AdMax Media Inc. and the Holder.

Section 4.  Default.  Notwithstanding any other provision of this Note, the Holder shall have the right to demand, upon written notice to the Company, that the entire principal and unpaid accrued interest hereon immediately due and payable if:

(i) the Company fails to make any payment when due hereunder and such failure continues for a period of three business days following notice of such failure;

(ii) the Company or AdMax breaches any terms of the Security Agreement and such breach continues for a period of ten days following notice of such breach; or

(iii) the Company institutes proceedings to be adjudicated as bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, as applicable, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action and if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Company, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company, as applicable, of any trustee, receiver or liquidator of the Company, as applicable, or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

Section 5.  Conversion.

Section 5.1.

Voluntary Conversion.  The Holder shall have the right at any time that any amounts remain outstanding under this Note to convert all or any portion of the outstanding principal or accrued and unpaid interest under this Note into shares of the Company's fully paid non-assessable common stock (the "Conversion Shares") at a conversion price of $3.00 per Conversion Share.   The number of Conversion Shares shall be subject to adjustment as provided below.

Section 5.2.

Conversion Notice.  If the Holder elects to convert any portion of this Note into Conversion Shares, it shall surrender this Note at the principal office of the Company and shall give written notice, in the form annexed hereto as Exhibit A and made a part hereof, by facsimile, certified or registered mail, postage prepaid (or any other reasonable means of communication), to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Stock are to be issued (the "Conversion Notice").  The Company shall, as soon as practicable thereafter (but in no event more than five (5) business days), issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of Common Stock to which the Holder of this Note shall be entitled as aforesaid.  Such conversion shall be deemed to have been made on the date of the Conversion Notice, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of such date.

Section 5.3.

Stock Certificates and Replacement Note.  Upon any such conversion pursuant to this Section 5 the Company shall issue and deliver to the Holder stock certificates for the applicable number of Conversion Shares into which this Note was converted and this Note shall be deemed cancelled to the extent converted, and (b) if the entire principal amount together with interest accrued thereon of this Notes shall not have been converted, the Holder of this Note shall receive from the Company, together with the applicable number of Conversion Shares, a new Note in the appropriate principal amount.

Section 5.4.

FAST Delivery.  In lieu of delivering physical certificates representing the Conversion Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon the option and request of the Holder and its compliance with the provisions contained in this Section 5.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

Section 5.5.

Restrictions on Transfer.  The Conversion Shares issuable upon conversion of the Holder's Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act, (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144"), or (iv) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (v) such shares are transferred to an "affiliate"(as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 5.5.

Section 5.6.

Legends.  Until such time as the Conversion Shares issuable upon conversion of the Holder's Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT").  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of the Holder's Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.  The Company shall use its best efforts to cause its counsel to issue a legal opinion to the Company's transfer agent promptly alter the effective date of any registration statement under the Securities Act registering the resale of the Common Stock issuable upon conversion of the Notes if required by the Company's transfer agent to effect the removal of the legend hereunder.

Section 5.7.

Conversion Share Adjustments.

(a)

Adjustments for Stock Dividends and Subdivisions.  In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding Common Stock, or entitling the Holder thereof to receive directly or indirectly, a dividend or distribution of additional Common Stock or other securities that are convertible into or exercisable for additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of Conversion Shares issuable upon conversion of this Note shall be increased in proportion to such increase of the Company's outstanding shares of Common Stock.

(b)

Adjustments for Reverse Stock Splits.  If the number of Conversion Shares outstanding at any time after the date hereof is decreased by a reverse stock split or other combination of the outstanding Common Stock, then, following the record date of such reverse split or combination, the number of Conversion Shares issuable on conversion of this Note shall be decreased in proportion to such decrease in the Company's outstanding Common Stock as a result thereof.

Section 5.8.

Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Shares, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

Section 5.9.

No Fractional Shares.  No fractional Common Stock shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount in cash applicable to such fractional shares.

Section 5.10.

Reservation of Common Stock Issuable Upon Conversion.  The Company shall at all times while this Note is outstanding reserve and keep available out of its authorized but unissued Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase the Company's authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.

Section 6.  Waiver of Demand, Presentment, Etc.  The Company hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with this Note.  The liability of the Company hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification.  Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.  Holder may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights.  No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

Section 7.  Independent Obligations.  The obligations of the Company under this Note are independent of the obligations of any other person or entity.  The Company expressly waives any right to require Holder to proceed against any other person or entity, or to proceed against or exhaust any security for the obligations.  A separate action or actions may be brought and prosecuted against the Company whether or not any other person or entity shall be joined in any such action or actions.

Section 8.  Treatment of Note.  To the extent permitted by law and generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

Section 9.  No Shareholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of any extraordinary or general meetings of the shareholders of the Company for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no interest shall be payable or accrued in respect of the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.  This limitation does not apply to or in any way restrict a Holder's rights as a shareholder of the Company in connection with any Common Stock of the Company otherwise held by the Holder.

Section 10.  Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

Section 11.  Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

Section 12.  Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of delivery by a recognized overnight courier providing receipt for delivery, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid.  Any party hereto may by notice so given change its address for future notice hereunder.

Section 13.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

IN WITNESS WHEREOF, the Company has executed and delivered this Note the date and year first above written.

LENCO MOBILE, INC.

By: ___________________________________

Name:  Michael Levinsohn

Title:    Chief Executive Officer

PAYEE

AGILE OPPORTUNITY FUND, LLC

By: ___________________________________

Name:  David Propis

Title:    Manager

Address for payment:

 ___________________________________

 ___________________________________

 ___________________________________

 ___________________________________

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

The undersigned, the Holder of the foregoing Note, hereby elects to convert an aggregate of $____________ principal amount of such Note, together with all interest accrued thereon through the date of this Notice, into Conversion Shares of Lenco Mobile, Inc., or its successor-in-interest.

Upon delivery to the undersigned of certificates registered in the name of _______________________ and delivered to, _______________, whose address is _______________________ for the applicable amount of Conversion Shares, the undersigned shall surrender this Note to Lenco Mobile, Inc., and (to the extent of a partial conversion), shall receive from Lenco Mobile, Inc., or its successor-in-interest a new Note in principal amount equal to the unconverted principal amount of the original Note together with the applicable interest accrued thereon.

Dated:__________________

__________________________________________
(Signature must conform in all respects to name of
Holder as specified on the face of the Note)
__________________________________________
Print Signature
__________________________________________

(Address)
__________________________________________